EXHIBIT 16.1

September 23, 2019

Securities and Exchange Commission

100 F Street N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read BRP Group, Inc.’s statements included under the caption “Change in auditor” in its Form S-1 filed on September 23, 2019, and are in agreement with the statements contained in the second paragraph. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Mayer Hoffman McCann P.C.

Mayer Hoffman McCann P.C.

Clearwater, Florida